Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Laura C. Meagher, Scott A. Roe, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended December 31, 2016, to be filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 14th day of February, 2017.

V.F. CORPORATION
ATTEST:

/s/ Laura C. Meagher	By:	/s/ Eric C. Wiseman
Laura C. Meagher		Eric C. Wiseman
Secretary		Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Steven E. Rendle		/s/ Scott A. Roe
Steven E. Rendle		Scott A. Roe
Chief Executive Officer		Vice President and Chief Financial Officer

/s/ Richard T. Carucci		/s/ W. Alan McCollough
Richard T. Carucci, Director		W. Alan McCollough, Director

/s/ Juliana L. Chugg		/s/ W. Rodney McMullen
Juliana L. Chugg, Director		W. Rodney McMullen, Director

/s/ Juan Ernesto de Bedout		/s/ Clarence Otis, Jr.
Juan Ernesto de Bedout, Director		Clarence Otis, Jr., Director

/s/ Benno O. Dorer		/s/ Steven E. Rendle
Benno O. Dorer, Director		Steven E. Rendle, Director

/s/ Mark S. Hoplamazian
Mark S. Hoplamazian, Director		Carol L. Roberts, Director

/s/ Robert J. Hurst		/s/ Matthew J. Shattock
Robert J. Hurst, Director		Matthew J. Shattock, Director

/s/ Laura W. Lang		/s/ Eric C. Wiseman
Laura W. Lang, Director		Eric C. Wiseman, Director